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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-22735 and No. 333-46419) of HNC Software Inc. of our report dated January 29, 1998, except as to Note 11 which is as of February 13, 1998, appearing on page 36 of this Form 10-K/A-1. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-92902, No. 333-14323, No. 333-18871 and No. 333-46875) of HNC Software Inc. of our report dated January 29, 1998, except as to Note 11 which is as of February 13, 1998, appearing on page 36 of this Form 10-K/A-1. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 62 of this Form 10-K.


PRICE WATERHOUSE LLP

San Diego, California
February 25, 1998